Exhibit 10.9

H2Diesel, Inc.
20283 State Road 7, Suite 40
Boca Raton, FL 33498

October 16, 2006

Xethanol Corporation
1185 Avenue of the Americas
20th Floor
New York, NY 10036

Re: Consent to Reverse Merger of H2Diesel, Inc.

Gentlemen:

In consideration of your execution and delivery of a written consent of the stockholders of H2Diesel, Inc. (the “Company”) with respect to its contemplated reverse merger with a wholly-owned subsidiary of a publicly traded corporation (“Pubco”), the Company hereby agrees that upon the written request of Xethanol Corporation (“Xethanol”), but not prior to six months after the date of effectiveness of the registration statement contemplated by the Registration Rights Agreement entered into by the Company in connection with its currently pending private offering, to file a registration statement with the Securities and Exchange Commission in a form and in substance sufficient to facilitate the spin off to Xethanol’s stockholders of the shares of Company common stock held by Xethanol on the date hereof (which for purposes of this agreement shall include shares of common stock of Pubco) and to use its commercially reasonable efforts to cause such registration to be declared effective as soon as practicable thereafter.

If this agreement is satisfactory, please sign the attached written consent on the appropriate counterpart signature page and return such signed copy of the consent by telecopy to 305-961-5844, confirmed by mail to the address written above.

Very truly yours,

H2DIESEL, INC.

By: /s/ Lee S. Rosen
                                        Lee S. Rosen
                                        President, CEO and
                                                     Chairman of the Board